T. Rowe Price Institutional International Funds, Inc.
	T. Rowe Price Institutional Global Large-Cap Equity Fund

The fund can invest in Saudi Participation Notes (P-Notes).

The following statement has been added to the fund?s operating policy on investments in below investment-grade bonds:

Fund investments in convertible securities are not subject to these limits.




T. Rowe Price Institutional International Funds, Inc.
	T. Rowe Price Institutional Foreign Equity Fund

The fund can invest in Saudi Participation Notes (P-Notes).




T. Rowe Price Institutional International Funds, Inc.
	T. Rowe Price Institutional Africa & Middle East Fund

The fund can invest in Saudi Participation Notes (P-Notes).

The following statement has been added to the fund?s operating policy on investments in below investment-grade bonds:

Fund investments in convertible securities are not subject to these limits.




T. Rowe Price Institutional International Funds, Inc.
	T. Rowe Price Institutional Emerging Markets Equity Fund

The fund can invest in Saudi Participation Notes (P-Notes).

The fund can invest in China-A Shares.

The following statement has been added to the fund?s operating policy on investments in below investment-grade bonds:

Fund investments in convertible securities are not subject to these limits.




T. Rowe Price Institutional International Funds, Inc.
	T. Rowe Price Institutional Global Equity Fund

The fund can invest in Saudi Participation Notes (P-Notes).

The following statement has been added to the fund?s operating policy on investments in below investment-grade bonds:

Fund investments in convertible securities are not subject to these limits.